                                                                      EXHIBIT 99

                                 NEWS RELEASE
                       [LETTERHEAD OF IMPERIAL BANCORP]

FOR IMMEDIATE RELEASE
---------------------

CONTACTS:         For Investor Inquiries:           For Press Inquiries:
                  Christine M. McCarthy             Ann Abajian
                  EVP/Chief Financial Officer       Kaiser McEuen
                  (310) 417-5667                    (310) 479-8999

                  Karen C. Peterson                 Bob Galea
                  First Vice President/Manager      Senior Vice President
                  Financial Reporting               Marketing/Public Relations
                  (310) 338-2606                    (310) 338-6111

                   IMPERIAL BANCORP REPORTS RESULTS FOR 1998
                       FOURTH QUARTER AND TWELVE MONTHS

Normalized earnings increase 43 percent for the year


 Nonaccrual and restructured loans decline 31 percent from third quarter 1998

LOS ANGELES, California (January 26, 1999) -- Imperial Bancorp (NYSE: IMP) (the "Company"), parent company of Imperial Bank, today reported fourth quarter 1998 net income of $16.9 million, or $0.43 a diluted share. This is compared with net income of $21.4 million, or $0.53 a diluted share, for the fourth quarter of 1997. The decline in net income for the current quarter compared with the year-earlier quarter is largely due to lower earnings reported by Imperial Credit Industries, Inc. ("ICII") (NASDAQ-ICII). At December 31, 1998, the Company held
8.9 million shares of ICII or approximately 24.3 percent of the total outstanding shares. The Company's share of ICII's earnings, on an after-tax basis, for the three months ended December 31, 1998, decreased to $936,000, or $0.03 a diluted share, from $6.9 million, or $0.17 a diluted share, for the comparable period of 1997.

Net income for the twelve months ended December 31, 1998, was $43.7 million, or $1.08 a diluted share, compared with $55.2 million, or $1.36 a diluted share, for 1997. The Company's share of ICII's losses, on an after-tax basis, was approximately $10.6 million, or

$0.27 a share, for the twelve months ended December 31, 1998. The Company's share of ICII's earnings, on an after-tax basis, for the twelve months ended December 31, 1997, was $11.7 million, or $0.29 a diluted share. 1998 earnings were also impacted by a one-time restructuring charge, recorded in the third quarter, totaling $2.8 million after-tax, or $0.06 a share, related to the canceled spin-off of Imperial Financial Group, Inc. ("IFG"). In addition, 1997 earnings reflected a $2.1 million after-tax gain from the sale of a merchant card transaction processing company during the fourth quarter.


Earnings per share calculations for the 1997 reporting periods have been adjusted to reflect a three-for-two stock split effective February 6, 1998.

Normalized Net Income Increases 43 Percent for the Year


Normalized net income from continuing operations rose approximately 29 percent for the fourth quarter of 1998, to $16.0 million, or $0.40 a diluted share, from $12.3 million, or $0.30 a diluted share, for the year-earlier quarter. For the twelve months ended December 31, 1998, normalized net income from continuing operations increased 43 percent to $57.1 million, or $1.41 a diluted share, from $40.1 million, or $0.98 a diluted share, for the prior year.

George L. Graziadio, chairman, president and CEO of Imperial Bancorp, stated, "Our 1998 earnings demonstrate the continued strength of Imperial's core commercial banking franchise. We are optimistic about the opportunities for continued profitability in the coming year and remain committed to delivering superior service to our clients."

For purposes of these comparisons, normalized net income from continuing operations for the 1998 reporting periods excludes equity in the earnings/losses of ICII and the IFG restructuring charge. The normalizing adjustments reduced net income from continuing operations by $936,000 for the three months ended December 31, 1998, and increased net income by $13.4 million for the year. Normalized net income for the 1997 reporting periods excludes equity in the earnings of ICII, gains on the sale of ICII stock, appreciation on donated ICII stock, the gain on the sale of a merchant card processing company, expense associated with the settlement of a consulting agreement and charitable contribution expense associated with the donation of ICII shares to a nonprofit institution. The normalizing adjustments reduced net income from continuing operations by $8.9 million and $14.4 million for the three- and twelve-months ended December 31, 1997, respectively.

The annualized return on average assets, based on normalized net income from continuing operations, decreased to 1.16 percent for the fourth quarter of 1998 from 1.21 percent for the year-earlier quarter. A 35 percent increase in average assets for the fourth quarter of 1998 compared with the fourth quarter of 1997 contributed to the decrease. For the twelve months ended December 31, 1998, the return on average assets, based on normalized net income from continuing operations, increased to
1.16 percent from 1.12 percent for same period of 1997.

The annualized return on average equity, based on normalized net income from continuing operations, rose to 16.79 percent for the fourth quarter of 1998, from 14.45 percent for the year-earlier quarter, and increased to 15.12 percent for the twelve months ended December 31, 1998, from 12.73 percent for the same period of 1997.

Net interest income increased 12 percent for the three months ended December 31, 1998, to $66.6 million from $59.5 million for the year-earlier period. Net interest income increased 28 percent to $256.8 million for 1998 from $201.3 million for 1997. The increase in net interest income for the quarter and year is due to growth in the loan portfolio. Average loan balances increased approximately $920.8 million, or 38 percent, for the twelve months ended December 31, 1998, compared with the prior year.

Net interest margin decreased to 5.28 percent and 5.72 percent from 6.42 percent and 6.20 percent for the three- and twelve-month periods ended December 31, 1998, respectively, from the year-earlier periods. Two factors contributed to the decline in the net interest margin for the quarter and the year: a reduction in the yield on commercial loans and an increase in lower-yielding Federal funds sold tied to the growth in demand deposits. A majority of the Company's commercial loans are tied to the prime rate. The yield on these loans has been adversely impacted by a 75 basis point reduction in the national prime rate that occurred during the fourth quarter of 1998.

Noninterest income for the quarter ended December 31, 1998, totaled $20.5 million, excluding equity in the earnings of ICII, compared with $12.5 million, excluding equity in the earnings of ICII, a $3.5 million pretax gain on the sale of a merchant card processing company and a $2.5 million gain on the sale of ICII stock, for the comparable period of 1997. For the twelve months ended December 31, 1998, noninterest income rose 68 percent to $83.9 million, excluding equity in the losses of ICII, from $50.0 million, excluding equity in the earnings of ICII, the gain on the sale of ICII stock, $2.8 million of appreciation on donated ICII stock and the gain on the sale of the merchant card company for the year earlier. Gains on the exercise and sale of equity warrants made a significant contribution to noninterest income in 1998. On a year-to-date basis, these gains totaled $21.7 million for 1998, compared with $4.3 million for 1997. The remaining increase in noninterest income is due to growth in fee-based service income including: merchant card processing fees, international fees, fees derived from the sale of nonproprietory mutual funds, factoring fees, trust fees and service charges on deposits.

Noninterest expense for the fourth quarter of 1998 increased to $52.0 million from $44.0 million for the year-earlier period, excluding $2.6 million of consulting expense related to the settlement of a consulting agreement in 1997. Noninterest expense for the twelve months ended December 31, 1998, increased 32 percent to $212.0 million, excluding $4.9 million for the IFG restructuring charge, from $160.4 million, excluding $5.0 million for the consulting settlement and $3.6 million of charitable contribution expense, for the comparable period of 1997. The increase in noninterest expense for the three and twelve month periods ended December 31, 1998, compared with 1997 occurred primarily in salaries and benefits expense, occupancy and equipment expense and customer services expense. The increase in salaries and benefits expense and occupancy and equipment expense is the result of growth in the Company's lending and deposit businesses, support operations and to the addition of new offices. The average number of full-time equivalent staff for the year increased 24 percent to 1,136 for 1998 from 917 for 1997. Benefits expense for the twelve months ended December 31, 1998, includes commissions totaling $4.0 million associated with the exercise and sale of equity warrants compared with $1.3 million for the prior year. The increase in customer services expense is directly related to the growth in deposit balances generated by the Financial Services Group.


Loan loss provisions for the quarter and twelve months ended December 31, 1998, totaled $7.8 million and $33.4 million, compared with $8.1 million and $22.9 million for the comparable periods of 1997, respectively. The increase in the loan loss provision for 1998 compared with 1997 reflects loan growth and an increase in net charge-offs.

Nonaccrual loans totaled $30.6 million, or 0.89 percent of total loans, at December 31, 1998, a decrease of $3.9 million from $34.5 million reported at September 30, 1998. Restructured loans decreased $15.3 million to $12.3 million at December 31, 1998, from $27.6 million at September 30, 1998. The percentage of nonaccrual and restructured loans to total loans declined to 1.24 percent at December 31, 1998, from 1.82 percent at September 30, 1998. Nonaccrual loans totaled $10.6 million, or 0.38 percent of total loans, at December 31, 1997.
The increase in nonaccrual loans at December 31, 1998, compared with the prior year occurred in commercial loans. All restructured loans were performing in accordance with their modified terms at December 31, 1998.

Norman P. Creighton, vice chairman and chief executive officer of Imperial Bank, stated, "Our commercial banking operation turned in a strong performance for the year. Average loan and deposit balances grew approximately 38 percent over the prior year and the Company's capital ratios remain well above regulatory requirements. I am pleased with the progress made during the fourth quarter in reducing nonaccrual and restructured loan balances by $19.2 million, or 31 percent, from their September 30, 1998 levels."

Net charge-offs were $6.6 million, or 0.72 percent of average loans on an annualized basis, for the fourth quarter of 1998 compared with $3.8 million, or
0.55 percent of average loans on an annualized basis, for the year-earlier quarter. Net charge-offs for the twelve months ended December 31, 1998, were $21.9 million, or 0.66 percent of average loans, compared with $7.8 million, or
0.33 percent of average loans for the same period of 1997. Net charge-offs for the twelve months ended December 31, 1998, include charge-offs totaling $10.5 million on a commercial loan to a company in the healthcare industry. Excluding this loan, net charge-offs for 1998 were $11.4 million, or 0.34 percent of average loans.

The allowance for loan losses represented 1.81 percent of gross loans outstanding and 205 percent of nonaccrual loans at December 31, 1998. These ratios were 1.83 percent and 483 percent, respectively, at December 31, 1997.

Total assets at December 31, 1998, were $6.2 billion, a 31 percent increase from $4.7 billion reported at December 31, 1997. Total loans rose to $3.5 billion at December 31, 1998, a 24 percent increase from $2.8 billion at December 31, 1997. Reflecting strong deposit growth, the balance of overnight investments increased to $1.4 billion at December 31, 1998, from $765.0 million at December 31, 1997. Excluding overnight investments, total assets increased approximately 20 percent to $4.7 billion at December 31, 1998, from $4.0 billion at December 31, 1997.



Total deposits increased to $5.6 billion at December 31, 1998, a 33 percent increase over total deposits of $4.2 billion at December 31, 1997.
Shareholders' equity increased 8 percent to $381.7 million at December 31, 1998, from $352.0 million at December 31, 1997.

As defined by Bank Regulatory Agencies, institutions whose leverage, Tier I, and total capital ratios meet or exceed 5 percent, 6 percent, and 10 percent, respectively, are considered to be well capitalized. The Company is categorized as well capitalized with preliminary leverage, Tier 1 and total capital ratios of 8.07 percent, 9.62 percent and 10.92 percent, respectively, at December 31, 1998.

Stock Repurchase Plan


On September 24, 1998, the Company announced that the Board of Directors had authorized the Company to repurchase 1,000,000 shares of its common stock in addition to the existing repurchase plan announced in January 1997 under which 1,650,000 shares, as adjusted for stock dividends and splits, were authorized to be purchased. At December 31, 1998, the Company had repurchased 1,749,400 shares of the total 2,650,000 shares authorized for repurchase.

Stock Divestiture Plan


On December 17, 1998, the Company announced plans to sell its 8.9 million shares of ICII common stock. The Company intends to discuss the sale with other significant shareholders, ICII management and potential third parties that might be interested in buying all of the Company's shares or all of ICII.

Imperial Bancorp, a diversified financial services organization, was founded in 1968. Imperial Bank, the Company's principal subsidiary organized in 1963, offers a wide range of financial services tailored to corporate customers, entrepreneurs, and professionals. Imperial Bank operates 11 regional banking offices throughout California, as well as in Phoenix, Arizona and Denver, Colorado, and loan production offices in City of Industry, Menlo Park and San Diego, California; Boston, Massachusetts; Austin, Texas; Reston, Virginia; and Bellevue, Washington. The Bank's business strategy is to provide specialty financial services for industries such as healthcare, emerging growth technology, entertainment, manufacturing and distribution, garment and title and escrow, in addition to merchant card transaction processing, trust and custodial services, international trade finance, foreign exchange services, and investment planning. Other Imperial Bancorp and Bank enterprises include: Imperial Trust Company, Imperial Securities Corp., The Lewis Horwitz Organization, Crown American Bank, Imperial Creditcorp, Pacific Bancard Association, Inc., Imperial Ventures, Inc., Altair Corporation, US Audiotex, LLC, Imperial Bank Realty Company, Inc. and Imperial International Bank. Imperial Bank also owns nearly nine million common shares (approximately 24 percent of the total common shares outstanding) of Imperial Credit Industries, Inc.

                           [Financial Tables Follow]


This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology including "may", "will", "intend", "should","expect", "anticipate", "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of various factors, including those set forth in documents filed with the Securities and Exchange Commission.

IMPERIAL BANCORP AND SUBSIDIARIES
Financial Summary
(Dollars in thousands)

                                             December 31,           December 31,
                                                 1998                   1997
                                          ------------------     ---------------
END OF PERIOD BALANCE SHEET
Assets
Cash and due from banks                          $   355,317         $   316,600
Securities                                           751,697             709,074

Loans, net of unearned discount
 and deferred fees                                 3,452,115           2,788,608
Allowance for loan losses                            (62,649)            (51,143)
                                          ------------------     ---------------
   Net loans                                       3,389,466           2,737,465
                                          ------------------     ---------------

Other earning assets                               1,464,287             768,763
Real estate and other assets
 owned, net                                            2,309               3,284
Other assets                                         224,600             191,093
                                          ------------------     ---------------
Total assets                                     $ 6,187,676         $ 4,726,279
                                          ==================     ===============

Liabilities
Demand deposits                                  $ 3,298,070         $ 2,378,830
Interest-bearing deposits                          2,271,577           1,795,768
                                          ------------------     ---------------
   Total deposits                                  5,569,647           4,174,598
Other liabilities                                    100,129              67,171
Other borrowings                                      62,706              59,172
Capital securities                                    73,372              73,314
Shareholders' equity                                 381,822             352,024
                                          ------------------     ---------------
Total liabilities &
 shareholders' equity                            $ 6,187,676         $ 4,726,279
                                          ==================     ===============

                                                    Three months ended                          Year ended
                                                        December 31,                            December 31,
                                                 1998                  1997                1998              1997
                                          ------------------     ---------------     ---------------    --------------
AVERAGE BALANCE SHEET
Assets
Cash and due from banks                          $   370,034         $   284,678         $   341,385       $   269,772
Securities                                           670,926             716,642             702,884           606,297

Loans, net of unearned discount
 and deferred fees                                 3,627,041           2,716,174           3,318,453         2,397,626
Allowance for loan losses                            (63,816)            (48,732)            (58,124)          (42,108)
                                          ------------------     ---------------     ---------------    --------------
   Net loans                                       3,563,225           2,667,442           3,260,329         2,355,518
                                          ------------------     ---------------     ---------------    --------------


Other earning assets                                 705,769             243,572             466,381           243,525
Real estate and other assets
 owned, net                                            2,750               2,579               3,151             2,599
Other assets                                         225,921             186,877             209,755           175,556
                                          ------------------     ---------------     ---------------    --------------
Total assets                                     $ 5,538,625         $ 4,101,790         $ 4,983,885       $ 3,653,267
                                          ==================     ===============     ===============    ==============

Liabilities
Demand deposits                                  $ 2,645,843         $ 1,797,746         $ 2,294,270       $ 1,490,681
Interest-bearing deposits                          2,272,862           1,754,999           2,056,955         1,645,508
                                          ------------------     ---------------     ---------------    --------------
                                                                #                   #
   Total deposits                                  4,918,705           3,552,745           4,351,225         3,136,189
Other liabilities                                     97,473              71,972              81,343            71,265
Other borrowings                                      71,806              64,810             100,121            80,245
Capital securities                                    73,364              73,305              73,342            50,803
Shareholders' equity                                 377,277             338,958             377,854           314,765
                                          ------------------     ---------------     ---------------    --------------
                                                                #                   #
Total liabilities &
 shareholders' equity                            $ 5,538,625         $ 4,101,790         $ 4,983,885       $ 3,653,267
                                          ==================     ===============     ===============    ==============


IMPERIAL BANCORP AND SUBSIDIARIES
Financial Summary
(Dollars in thousands, except
 per share data)

                                          Three months ended                   Year ended
                                             December 31,                      December 31,
                                         1998           1997                1998          1997
                                    -----------    -----------         -----------   -----------
EARNINGS AND PER SHARE DATA
Interest income                     $    93,616    $    81,372         $   359,459   $   282,972
Interest expense                         26,971         21,881             102,648        81,637
                                    -----------    -----------         -----------   -----------
Net interest income                      66,645         59,491             256,811       201,335
                                    -----------    -----------         -----------   -----------
                                                                #
Net interest margin                        5.28%          6.42%               5.72%         6.20%
Loan loss provision                       7,799          8,107              33,375        22,892
Service charges on deposits               1,974          1,443               6,705         5,473
Other service charges and fees            5,304          2,983              16,537        10,622
Trust fees                                2,285          1,998               8,608         7,840
Merchant card processing fees             2,014          1,117               7,242         3,570
Gain on sale of Imperial Credit
 Industries, Inc, common stock                -          2,548                   -         4,977
Equity in net income (loss) of
 Imperial Credit Industries, Inc.         1,616         11,898             (18,205)       20,260
International fees                        2,983          2,149              11,751         7,857
Gain on exercise and sale of
 equity warrants                          2,882            690              21,672         4,317
Trading activities                          261          1,095               1,152         4,482
Other noninterest income                  2,830          4,583              10,225        12,240
                                    -----------    -----------         -----------   -----------
Total noninterest income                 22,149         30,504              65,687        81,638
                                    -----------    -----------         -----------   -----------
Salary and benefits                      26,165         23,537             114,599        85,065
Occupancy and equipment                   5,313          4,329              20,218        15,779
Customer services                         6,926          5,478              27,212        18,663
Professional and legal fees               3,076          4,953              10,777        11,892
Restructuring expense                         -              -               4,880             -
Other noninterest expense                10,514          8,341              39,240        37,632
                                    -----------    -----------         -----------   -----------
Total noninterest expense                51,994         46,638             216,926       169,031
                                    -----------    -----------         -----------   -----------

Income tax provision                     12,097         14,008              28,449        36,502
                                                                 #
Income from continuing operations        16,904         21,242              43,748        54,548
Income from discontinued
 operation, net of tax                        -            150                   -           629
                                    -----------    -----------         -----------   -----------
                                                                 #
Net income                          $    16,904    $    21,392         $    43,748   $    55,177
                                    ===========    ===========         ===========   ===========

Basic earnings per common share
  Income from continuing
   operations                       $      0.44    $      0.54         $      1.12   $      1.41
  Income from discontinued
   operations                       $         -    $      0.01         $         -   $      0.02
  Net income                        $      0.44    $      0.55         $      1.12   $      1.43
Diluted earnings per share
  Income from continuing
   operations                       $      0.43    $      0.52         $      1.08   $      1.34
  Income from discontinued
   operations                       $         -    $      0.01         $         -   $      0.02
  Net income                              $0.43    $      0.53         $      1.08   $      1.36

Weighted average number of
 shares outstanding*
Basic                                38,775,023     39,151,839          39,181,644    38,797,085
Diluted                              39,609,410     41,260,796          40,652,131    40,715,220   Shares o/s at   Shares o/s
                                                                                                   12/31/98        at 12/31/97
                                                                                                   38,762,903      39,236,034

Book value per share*                                                  $      9.85   $      8.97

*Earnings per share calculations for the 1997 reporting periods reflect a three-for-two stock split effective February 6, 1998.

IMPERIAL BANCORP AND SUBSIDIARIES
Financial Summary
(Dollars in thousands, except
 per share data)

                                                    Three months ended                           Year ended
                                                         December 31,                           December 31,
                                                  1998                1997                 1998              1997
                                          ------------------     ---------------     ----------------    -------------
ASSET QUALITY
Nonaccrual loans                                           -                   -         $    30,615       $    10,578
Restructured loans                                         -                   -         $    12,317       $    23,970
(Nonaccrual + Restructured
 loans)/Gross loans                                        -                   -                1.24%             1.24%
(Nonaccrual+Restructured loans
 +REO) / Total assets                                      -                   -                0.73%             0.80%
Allowance for Loan Losses /
 Nonaccrual loans                                          -                   -              204.63%           483.48%
Allowance for Loan Losses
 /(Nonaccrual + Restructured loans)                        -                   -              145.93%           148.03%
Allowance for Loan Losses /
 Gross loans                                               -                   -                1.81%             1.83%
Nonaccrual loans/Total loans                               -                   -                0.89%             0.38%
Net Charge-offs                                  $    (6,565)        $    (3,775)        $   (21,869)      $    (7,797)
Net Charge-offs / Average loans                         0.72%               0.55%               0.66%             0.33%
                                                                *                   *

OTHER FINANCIAL INFORMATION
Return on Average Assets                                1.21%   *           2.07%   *           0.88%             1.51%
Normalized Return on Average
 Assets                                                 1.16    *           1.21    *           1.16              1.12
Return on Average Equity                               17.78    *          25.04    *          11.58             17.53
Normalized Return on Average
 Equity                                                16.79    *          14.45    *          15.12             12.73
Average Equity to Average Assets                        6.81                8.26                7.58              8.62

PRELIMINARY CAPITAL RATIOS
Tier I Leverage ratio                                      -                   -                8.07%            10.28%
Tier I Capital ratio                                       -                   -                9.62             11.14
Total Capital ratio                                        -                   -               10.92             12.48

*  Annualized

FOR IMMEDIATE RELEASE
---------------------
March 29, 1999

CONTACTS:           For Investor Inquiries:          For Press Inquiries:
                    Christine M. McCarthy            Ann Abajian
                    EVP/Chief Financial Officer      Kaiser McEuen
                    (310) 417-5667                   (310) 479-8999

                    Karen Peterson                   Bob Galea
                    First Vice President/Manager     Senior Vice President
                    Financial Reporting              Marketing/Public Relations
                    (310) 338-2606                   (310) 338-6111


                      AGREEMENT TO SELL IMPERIAL BANCORP
                      ----------------------------------
                STAKE IN IMPERIAL CREDIT INDUSTRIES TERMINATED
                ----------------------------------------------

          Los Angeles, California, March 29, 1999.   Imperial Bancorp (NYSE -
IMP) today announced that its letter agreement with Leucadia National Corporation (NYSE - LUK) for the proposed sale of Imperial Bank's 24.3 percent stake in Imperial Credit Industries, Inc. ("ICII") (NASDAQ - ICII) terminated pursuant to its terms.

          Imperial Bancorp intends to engage an investment banker for the disposition of Imperial Bank's stake in ICII with the intent to review all available means to maximize shareholder value.

          Imperial Bancorp, a diversified financial organization, was founded in 1968. Imperial Bank, the Company's principal subsidiary organized in 1963, offers a wide range of financial services tailored to corporate customers, entrepreneurs, and professionals. Imperial Bank operates 12 regional banking offices throughout California as well as banking offices in Phoenix, Arizona, and Denver, Colorado, and loan production offices in Menlo Park and San Diego, California; Boston, Massachusetts; Austin, Texas; Reston, Virginia; and Bellevue, Washington. The Bank's business strategy has been the development of specialty financial services for industries such as healthcare, emerging growth technology, entertainment, manufacturing and distribution, garment and title and escrow, in addition to merchant card transaction processing, trust and custodial services, international trade finance, foreign exchange services, and investment planning. Other Imperial Bancorp and Bank enterprises include: Imperial Trust Company, Imperial Securities Corp., The Lewis Horwitz Organization, Crown American Bank, Imperial Creditcorp, Pacific Bancard Association, Inc., Imperial Ventures, Inc., Imperial Trade Services, Ltd., Imperial Bank Realty Company, Inc., and Imperial International Bank.

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology including "may", "will", "intend", "should", "expect", "anticipate", "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of various factors, including those set forth in documents filed with the Securities and Exchange Commission.

                                      ###